Exhibit 99.1

PVH Names Lea Rytz Goldman as Tommy Hilfiger Global Brand President
Rytz Goldman to lead the iconic brand globally to unlock its full potential
Further strengthens the leadership team to drive PVH’s long-term growth

NEW YORK--(BUSINESS WIRE)—Nov. 8-- PVH Corp. (NYSE:PVH) today announced the appointment of Lea Rytz Goldman as Global Brand President, Tommy Hilfiger. Rytz Goldman, a highly experienced global brand leader, is expected to join the company by spring 2024 and report to Stefan Larsson, CEO of PVH. This senior leadership appointment is another important step in the company’s execution of the PVH+ Plan to build Calvin Klein and TOMMY HILFIGER into the most desirable lifestyle brands in the world and make PVH one of the highest performing brand groups in the sector.

Rytz Goldman is currently the Managing Director of COS, where she most recently led the revitalization and strong global growth of the COS brand, operating in more than 40 markets around the world. Prior to COS, she led the repositioning and brand growth of Arket as part of her 10-year tenure of successful brand leadership with the H&M group. Beyond this experience, Rytz Goldman has more than 20 years of brand leadership experience from other European brand groups where she drove increased brand desirability and sustainable, profitable growth through multiple key leadership roles.

Mr. Larsson said, “Lea is a unique brand and business builder with an outstanding track record of growing brands and driving sustained, brand-accretive growth globally. TOMMY HILFIGER is one of the most iconic and beloved brands in the world and under Lea’s leadership, vision and drive, we will be well positioned to supercharge the global growth of the Tommy Hilfiger brand, which is a key part of the PVH+ Plan, our multi-year growth plan.”

Mr. Hilfiger said, “My dream has always been the same, to build the TOMMY HILFIGER brand into the most desirable American lifestyle brand in the world in a way that stays conscious of our roots with a clear and enthusiastic view to the future. Lea’s leadership embodies this, combining a strong brand vision with disciplined execution to unleash brand power and drive sustained business success. This is something Lea has demonstrated time and time again in her career, and I am amazed at how she has stayed true to the core DNA of her brands, while always evolving for the future.”

Ms. Rytz Goldman said, “TOMMY HILFIGER is on a path of exciting growth, and I am eager to work with the Tommy Hilfiger and PVH teams to unlock the full potential of the brand. Tommy Hilfiger's rich history and core values deeply resonate with me, and I look forward to building upon its unique heritage as we evolve the brand for its next growth chapter.”

With the appointment of Rytz Goldman, Martijn Hagman will continue to lead as Chief Executive Officer of PVH Europe as the company continues to focus on driving long-term, profitable growth in the region. Hagman will also continue in his current capacity leading the Tommy Hilfiger business until Rytz Goldman joins next year.

About PVH Corp.

PVH is one of the world’s largest and most admired fashion companies, connecting with consumers in over 40 countries. Our global iconic brands include Calvin Klein and TOMMY HILFIGER. Our 140-year history is built on the strength of our brands, our team and our commitment to drive fashion forward for good. That’s the Power of Us. That’s the Power of PVH.

Investor:
Sheryl Freeman
InvestorRelations@pvh.com

Media:
Communications@pvh.com

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Forward-looking statements in this press release, including, without limitation, statements relating to the Company’s future plans, strategies, objectives and expectations are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated, including, without limitation, (i) the Company’s plans, strategies, objectives and expectations are subject to change at any time at the discretion of the Company; (ii) the Company’s ability to realize anticipated benefits and savings from divestitures, restructurings and similar plans, such as the headcount cost reduction initiative announced in August 2022, and the August 2021 sale of assets of, and exit from, its Heritage Brands business to focus on its Calvin Klein and Tommy Hilfiger businesses; and (iii) other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission.

The Company does not undertake any obligation to update publicly any forward-looking statement, whether as a result of the receipt of new information, future events or otherwise.